EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. MSD Torchlight, L.P.

Item	Information
Name:	MSD TORCHLIGHT, L.P.

Address:	645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring	October 31, 2011
Statement (Month/Day/Year):

Issuer Name and Ticker or	Blueknight Energy Partners, L.P. [BKEP]
Trading Symbol:

Relationship of Reporting	10% Owner
Person(s) to Issuer:

If Amendment, Date Original	Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	MSD Capital, L.P.
	Its:	General Partner

	By:	MSD Capital Management LLC
	Its:	General Partner

	By:	/s/ Marc R. Lisker

	Name:	Marc R. Lisker
	Title:	Manager and General Counsel
	Date:	November 2, 2011
2. MICHAEL S. DELL

Item	Information
Name:	Michael S. Dell

Address:	c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring	October 31, 2011
Statement (Month/Day/Year):

Issuer Name and Ticker or	Blueknight Energy Partners, L.P. [BKEP]
Trading Symbol:

Relationship of Reporting	10% Owner
Person(s) to Issuer:

If Amendment, Date Original	Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	/s/ Marc R. Lisker

	Name:	Marc R. Lisker
	Title:	Attorney-in-Fact
	Date:	November 2, 2011